Exhibit No. 99.3

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MONTHLY CERTIFICATEHOLDERS' STATEMENT


SPIEGEL MASTER TRUST

SERIES 1995-A



Under Section 5.2 of the Amended and Restated Pooling and

 Servicing Agreement dated as of December 13, 1994, as amended by the Series 1995-A Supplement thereto (the "Pooling and

 Servicing Agreement") among Spiegel Credit Corporation III

 ("SCCIII"), First Consumers National Bank ("FCNB"), and Harris

 Trust and Savings Bank as trustee (the "Trustee"), FCNB, as

 Servicer is required to prepare certain information each month regarding current distributions to Series 1995-A

 Certificateholders and the performance of the Spiegel Master

 Trust (the "Trust") during the previous month.  The information which is required to be prepared with respect to the

 Distribution Date of January 16, 1996 and with respect to the performance of the Trust during the month of December, 1995 is set forth below.  Certain of the information is presented on the basis of an original principal amount of $1,000 per Series

1995-A Certificate (a "Certificate").  Certain other information is presented based on the aggregate basis and on the basis of an original principal amount of $1,000 per Series 1995-A

Certificate.  Capitalized terms used in this certificate have their respective meanings set forth in the Pooling and Servicing

Agreement.



A. Information Regarding the Current Monthly Distribution

 (stated on the basis of $1,000 original certificate principal amount)



1.  The total amount of the distribution to Certificate-

     holders on January 16, 1995, per $1,000 original

     certificate principal amount......                  $4.64



2.  The amount of the distribution set forth in para-

     graph 1 above in respect of interest on the

     Certificates, per $1,000 original certificate

       principal amount. ..............                 $4.64



3.   The amount of the distribution set forth in para-

       graph 1 above in respect of principal of the Certif-

       icates, per $1,000 original certificate principal

        amount ....................                     $0.00



B. Information Regarding the Performance of the Trust



1.  Collection of Principal Receivables.

  (a) The aggregate amount of Collections on Princi-

       pal Receivables processed during the month of

       December, 1995 which were allocated in respect

       of the Certificates..............                 $0

2.  Principal Receivables in the Trust.

 (a) The aggregate amount of Principal Receivables

     in the Trust as of the end of the day on December

     31, 1995 the last day of the month....... $1,262,975,197

 (b) The Class A Investor Amount as of December

       31,1995 (the last day of the month)..     $289,000,000

   (c) The Class B Investor Amount as of December

         31,1995 (the last day of the month).....  $61,000,000

   (d) The Class C Investor Amount as of December

        31, 1995 (the last day of themonth)......  $124,000,000

   (e)  The Investor Amount as of December 31,

         1995 (the last day of the month).....    $474,000,000

    (f) The Investor Amount set forth in paragraph

         2(e) above as a percentage of the aggregate

         amount of Principal Receivables set forth in

         paragraph 2(a) above .........                37.53%



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3. Delinquent Balances.

    The aggregate amount of outstanding balances

     in the Accounts which were delinquent as of the

     date such delinquency was determined for the

     month of December, 1995:

   (a)  One month:.....................            $57,840,098

   (b)  Two months: ...................            $43,776,909

   (c)  Three months: .................            $26,031,809

   (d)  Four months: ..................            $18,995,817

   (e)  Five months: ..................            $13,356,592

   (f)  Six or more months:............            $18,427,243

                                                  ------------

      Total: ..........................           $178,428,468
                                                  ------------
                                                  ------------



4. Monthly Period Finance Charge Sub-subaccount

   Allocation for the month of December,1995...    $11,916,149



5. Investor Default Amount.

    The aggregate amount of all defaulted Re-

    ceivables written off as uncollectible during

    the month of December, 1995 allocable to the

    Investor Amount (the "Aggregate Investor

     Default Amount").......                        $5,391,412



6. Investor Net Recoveries for the month of

   December, 1995......                              $396,002



7.Class A Certificate Interest for the month of

    December, 1995......                           $1,806,250



8. Class B Certificate Interest for the month of

    December, 1995....                               $393,958



9.The Investor Monthly Servicing Fee for the

    month of December, 1995....                      $790,000



10.The Required Class C Percentage and the

     Class C Investor Percentage as of the last

     day of the month of December,1995...              26.16%



11.Total Deficiency amount, Investor Charge Offs,

     and Reimbursement of Charge Offs:

     (a) The excess, if any, of the sum of the amounts

          set forth in paragraphs 5, 7, 8, and 9 above,

          over the amount set forth in paragraph 4

          above (the "Total Deficiency Amount")...          $0

     (b) The lesser of the Total Deficiency Amount

          and the Class C Investor Amount (the "Class

          C Investor Charge Off").....                      $0

     (c)  The excess, if any, of the Total Deficiency

           Amount over the Class C Investor Amount

           (the "Class B Investor Charge Off")....          $0

     (d) The excess, if any, of the Total Deficiency

          Amount over the sum of the Class C Investor

         Amount and the Class B Investor Amount (the

          "Class A Investor Charge Off")........            $0

      (e) The least of (i) the excess, if any, of the

           Total Deficiency Amount over the Investor

           Default Amount, (ii) the Class C Investor

           Amount and, (iii) the amount of principal

           collections available (plus any amounts

           allocated to Class C pursuant to (f), the

           "Class C Reallocated Amounts").......            $0

       (f) The least of (i) the Total Deficiency Amount

            after giving effect to (e),(ii) the Class B

            Investor Amount, and (iii) the amount of

            principal collections available (such

            amount less any remaining Class C

            Investors Amount, the "Class B Real-

            located Amounts".....                           $0

        (g)	The total amount reimbursed to the Trust

             in the current month in respect of Class

             A Investor Charge Offs in prior months...      $0

        (h) The total amount reimbursed to the Trust

              in the current month in respect of Class B

              Investor Charge Offs in prior months....      $0

        (i) The total amount reimbursed to the Trust

             in the current month in respect of Class C

             Investor Charge Offs in prior months.....      $0

       (j) The total amount reimbursed to the Trust in

            the current month in respect of Class B

            Reallocated Amounts in prior months.......      $0

       (j) The total amount reimbursed to the Trust in

            the current month in respect of Class C

            Reallocated Amounts in prior months.......    $0



12.  The average of the Portfolio Yield for the prior

        three Monthly Periods........                   12.23%



13.The Pool Factor

(a) The Class A Pool Factor (which represents the

     ratio of the amount of the Class A Investor

     Amount on the last day of the month of

    December, 1995 (adjusted for the Class A Charge

    Offs set forth in 10(d) above and the amount of

    the reimbursement set forth in 10(g) above) to

    the amount of the Class A Investor Amount as

    of the Initial closing Date).  The amount of a

    Certificateholder's pro rata share of the Investor

    Amount can be determined by multiplying the

    original denominationof the holder's Certificate

     by the relevant Pool Factor...                 1.0000000



(b) The Class B Pool Factor (which represents the

      ratio of the amount of the Class B Investor

     Amount on the last day of the month of December,

     1995 (adjusted for the Class B Charge Offs set

     forth in 10(c) above and the amount of the

     reimbursement set forth in 10(h) above) to the

     amount of the Class B Investor Amount as of

     the Initial closing Date).  The amount of a

    Certificateholder's pro rata share of the Investor

    Amount can be determined by multiplying the

    original denomination of the holder's Certificate

     by the relevant Pool Factor ..........         1.0000000

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(c) The Class C Pool Factor (which represents the

     ratio of the amount of the Class C Investor

     Amount on the last day of the month of December,

     1995 (adjusted for the Class C Charge Offs set

     forth in 10(b) above and the amount of the

     reimbursement set forth in 10(i) above) to

      the amount of the Class C Investor Amount

      as of the Initial closing Date).  The amount of

     a Certificateholder's pro rata share of the

      Investor Amount can be determined by multi-

      plying the original denomination of the holder's

     Certificate by the relevant Pool Factor.....    1.0000000



14. Portfolio Yield

     The Portfolio Yield for the month of

        December, 1995...........                      16.52%



15.  Base Rate

     The Base Rate for the Accrual Period ending

          December, 1995.........                       7.57%



16.  Excess Spread

      The Excess Spread in respect of such

         Distribution Date ......                  $3,534,529



C. Accounts Added/Removed

   The number of Additional Accounts which have

   been added to the Trust pursuant to subsection

   2.6 of the Pooling and Servicing Agreement,

   and the number of Accounts which have been

   removed from the Trust, pursuant to Section

   2.7, during the month of

   December, 1995.                                $279,273,028





FIRST CONSUMERS NATIONAL BANK,

as Servicer



By: /s/ Tony Buda

Title:	V.P./Controller